SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report December 18, 2006
BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification #)
2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)
(205) 444-4600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation:
On December 18 and 20, 2006 BioCryst Pharmaceuticals, Inc. amended its certificate of incorporation in two ways:
1. We formally retired 1.8 million shares of Series A Convertible Preferred Stock, which had previously been converted to Common Stock. These shares were returned to the status of authorized but unissued shares of Preferred Stock without designation as to Series.
2. We filed a Third Restated Certificate of Incorporation, a copy of which is filed with this Form 8-K as Exhibit 3.1. The Third Restated Certificate of Incorporation restates and integrates all changes previously made to, and does not further amend, the Second Restated Certificate of Incorporation.
Item 9.01. Financial Statements and Exhibits:

Exhibit No.	Description
3.1	Third Restated Certificate of Incorporation of BioCryst Pharmaceuticals, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2006	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Michael A. Darwin
Michael A. Darwin
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Third Restated Certificate of Incorporation of BioCryst Pharmaceuticals, Inc.